EXHIBIT 10.13

2000 Wyatt Drive, Suite 7 Santa Clara California 95054 408/588-4630 • Facsimile: 408/588-4636

May 18, 2005

Eli Porat, CEO
Tvia, Inc.
4001 Burton Drive
Santa Clara, CA 95054

Dear Mr. Porat:

Re:	Facility No. mp10 tviainc/COR
4001 Burton Drive, Santa Clara, California (the “Premises”)

Enclosed please find one fully executed 5th Amendment to Lease Agreement for the above referenced Premises. Please keep this copy for your records.

If you have questions, please feel free to call me at (408) 588-4630.

Very truly yours,

PACIFIC REALTY ASSOCIATES, L.P.

/s/ Aurora Dreyer

Aurora Dreyer
Administrative Assistant

Encl.

FIFTH AMENDMENT TO LEASE AGREEMENT

      THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into this 17th day of May, 2005, by and between KOLL/INTEREAL BAY AREA, a California general partnership (“Landlord”), and TVIA, INC., a Delaware corporation (“Tenant”).

RECITALS

     This Amendment is made with reference to the following facts, intentions and objectives:

     A.  Landlord and InteGraphics System, Inc., a California corporation and Tenant’s predecessor-in-interest (“InteGraphics”), entered into that certain Mission Park Multi-Tenant Single-Building Modified-Net Lease dated October 27, 1995, as amended by that certain First Amendment to Lease Agreement dated January 15, 1999, as further amended by that certain Second Amendment to Lease Agreement dated May 6, 1999, as further amended by that certain Third Amendment to Lease Agreement dated June 27, 2003, and as further amended by that certain Fourth Amendment to Lease dated June 7, 2004 (said lease as amended by said amendments is collectively known hereinafter as the “Lease”) for that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, which real property is commonly known as 4001 Burton Drive, Santa Clara, California, and is more particularly described and defined in said Lease as the “Premises.” InteGraphics changed its name to IGS Technologies, Inc., a California corporation, and then to Tvia, Inc., a California corporation (“Tvia Inc. California”), in August 1997 and March 2000. In August 2000, Tvia Inc. California merged into the Tenant and by virtue of such merger, Tenant succeeded to all of Tvia Inc. California’s rights under the Lease and assumed all obligations of Tvia Inc. California under the Lease.

     B. Landlord and Tenant have agreed to further extend the term of the Lease. Landlord and Tenant acknowledge that the net Monthly Rent payable under the Lease by Tenant as of the commencement of the extended term of the Lease is based upon utilization by Tenant of that port-ion of the Premises comprising approximately ten thousand (10,000) square feet and more particularly shown in Exhibit 1 attached hereto and incorporated herein of the Premises (the “In-Use Portion”).

     C. Accordingly, Landlord and Tenant have agreed to the modifications to the Lease as set forth below.

     NOW, THEREFORE, in consideration of the foregoing, the receipt of which is acknowledged, and of the mutual agreement of the parties hereto to the terms and conditions hereinafter contained, Landlord and Tenant agree as follows:

1. Recitals.

     Landlord and Tenant hereby agree that the hereinabove recitals are true and correct.

2. Effective Date; Capitalized Terms.

     Except as may be specifically set forth herein, the provisions of this Amendment shall be effective as of the date Landlord executes this Amendment as shown next to Landlord’s signature below (the “Effective Date”). Capitalized terms used in this Amendment and not defined shall be deemed to have the same meaning ascribed to them in the Lease.

3. Further Extension of Term of Lease; Net Monthly Rent.

     3.1. Additional Period. The term of the Lease currently expires on July 31, 2005. The existing term of the Lease is hereby further extended for an additional seventeen (17) months commencing on August 1, 2005 and continuing through and including December 31, 2006 (the “Additional Period”). All references in the Lease and in this Amendment to “Term” shall mean the existing term of the Lease as extended through the Additional Period.

     3.2. Net Monthly Rent. Net Monthly Rent for each and every month of the Additional Period shall be Nine Thousand Five Hundred and no/100 Dollars ($9,500.00) per mouth.

4. As Is.

     Tenant shall continue to lease the Premises for the Additional Period in its “AS IS” condition on the date of the commencement of the Additional Period. Landlord shall have no obligation to make any improvements, alterations, modifications, repairs or refurbishments of any nature whatsoever to the Premises as a condition to or in connection with Tenant’s lease of the Premises for the Additional Period. Nothing contained in this Paragraph 4 shall release Landlord of any repair obligations it may have under Paragraph 17(a) of the Lease.

5. Brokers.

     Landlord and Tenant acknowledge and agree that no real estate brokers were involved in the negotiation of this Amendment. Landlord and Tenant (each being hereinafter referred to in this Paragraph 5 as the “Indemnitor”) each agrees to defend with counsel reasonably satisfactory to the other party and indemnify the other party from and against all liability, claims, actions, causes of action, suits, demands, damages, or costs of any kind arising from or connected with any broker’s or finder’s fee or commission or charge claimed to be due any person arising from the Indemnitor’s conduct with respect to said transaction, other than the commission provided for above. This obligation shall survive and be enforceable following the expiration or earlier termination of the Lease.

6. Ratification.

     Except as otherwise provided herein, the Lease is hereby ratified and affirmed and remains in full force and effect.

7. Successors and Assigns.

     This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors, transferees, heirs, personal representatives and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the respective dates set opposite their signatures below, but this Amendment on behalf of such party shall be deemed to have been dated as of the date first above written.

TENANT:		LANDLORD:

TVIA, INC.,		KOLL/INTEREAL BAY AREA,
a Delaware corporation		a California general partnership

		By:	Washcop Limited Partnership, a Delaware limited partnership,
		Its:	General Partner

			By:	Pacific Resources Associates LLC,
a Delaware limited liability company,
			Its:	General Partner

By:	/s/ Eli Porat			BY:	/s/ Shari L. Reed

Name:	Eli Porat			Name :	Shari L. Reed
Its:	CEO			It:	Vice President

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